Exhibit 10.2

COMPANY SHAREHOLDER VOTING AGREEMENT

This Company Shareholder Voting Agreement (this “Agreement”), dated as of September 14, 2022, is entered into by and among Maxpro Capital Acquisition Corp., a Delaware corporation (“SPAC”), Apollomics Inc., a Cayman Islands exempted company (the “Company”), and certain of the shareholders of the Company, whose names appear on the signature pages of this Agreement (such shareholders, the “Shareholders”, and SPAC, the Company and the Shareholders, each a “Party”, and collectively, the “Parties”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Company, SPAC and Project Max SPAC Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), are entering into a Business Combination Agreement (as amended, supplemented, restated or otherwise modified from time to time, the “Business Combination Agreement”), pursuant to which (and subject to the terms and conditions set forth therein) (a) Merger Sub will merge with and into SPAC, with SPAC continuing on as the surviving entity (“Business Combination”), and as a result of which, (i) SPAC will become a wholly owned subsidiary of the Company and (ii) each issued and outstanding security of SPAC immediately prior to the Effective Time will no longer be outstanding and will automatically be cancelled in exchange for a substantially equivalent security of the Company, all on the terms and conditions set forth in the Business Combination Agreement;

WHEREAS, immediately prior to the Effective Time, each Company Preferred Share will be converted into one Company Ordinary Share and  immediately following such conversion, the Company shall effect the Share Split in accordance, all on the terms and conditions set forth in the Business Combination Agreement;

WHEREAS, as of the date hereof, each Shareholder is the record and “beneficial owner” (as such term is used herein, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”)) of, and is entitled to dispose of and vote, the number of Company Ordinary Shares and Company Preferred Shares set forth opposite such Shareholder’s name on Schedule 1 of this Agreement (collectively, with respect to each Shareholder, such Shareholder’s “Owned Shares”; and such Owned Shares, together with (1) any additional Company Ordinary Shares and Company Preferred Shares (or any securities convertible into or exercisable or exchangeable for Company Ordinary Shares or Company Preferred Shares) in which such Shareholder acquires record and beneficial ownership after the date hereof, including by purchase, as a result of a share dividend, share split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities and (2) any additional Company Ordinary Shares and Company Preferred Shares with respect to which such Shareholder has the right to vote through a proxy, the “Covered Shares”); and

WHEREAS, as a condition and inducement to the willingness of SPAC and Merger Sub to enter into the Business Combination Agreement, the Company and the Shareholders are entering into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, SPAC, the Company and each Shareholder hereby agree as follows:

1.             Agreement to Vote. Subject to the earlier termination of this Agreement in accordance with Section 3 and the last paragraph of this Section 1, the Shareholder, solely in his, her or its capacity as a shareholder or proxy holder of the Company, shall, and shall cause any other holder of record of any of the Shareholder’s Covered Shares, to validly execute and deliver to the Company in respect of all of the Shareholder’s Covered Shares, on (or effective as of) the third (3rd) Business Day following the date that the notice of Company Shareholder Meeting is delivered by the Company to the Company’s Shareholders, a written consent in respect of all of the Shareholder’s Covered Shares approving the Business Combination, the Share Split, the Business Combination Agreement, the election of the Post-Closing Company Board, the adoption of the Company Memorandum and Articles of Association, the other transactions contemplated thereby and any other matters necessary or reasonably requested by the Company for consummation of the Business Combination and the other transactions contemplated by the Business Combination Agreement. In addition, subject to the last paragraph of this Section 1, prior to the Termination Date (as defined herein), the Shareholder, in his, her or its capacity as a shareholder or proxy holder of the Company, at any other meeting of the shareholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and in connection with any written consent of shareholders of the Company, shall, and shall cause any other holder of record of any of such Shareholder’s Covered Shares to:

(a)            when such meeting is held, appear at such meeting or otherwise cause the Shareholder’s Covered Shares to be counted as present thereat for the purpose of establishing a quorum;

(b)            vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of such Shareholder’s Covered Shares owned as of the record date for such meeting (or the date that any written consent is executed by such Shareholder) in favor of the Business Combination, the adoption of the Business Combination Agreement, and any other matters necessary or reasonably requested by the Company for consummation of the Business Combination and the other transactions contemplated by the Business Combination Agreement;

(c)            in any other circumstances upon which a consent or other approval is required under the Organizational Documents of the Company or the Investment Agreements or otherwise sought with respect to the Business Combination Agreement or the other transactions contemplated by the Business Combination Agreement, vote, consent or approve (or cause to be voted, consented or approved) all of such Shareholder’s Covered Shares held at such time in favor thereof;

(d)            vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of such Shareholder’s Covered Shares against (i) any Acquisition Proposal and (ii) any other action that would reasonably be expected to (x) materially impede, interfere with, delay, postpone or adversely affect the Business Combination or any of the other transactions contemplated by the Business Combination Agreement, (y) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company under the Business Combination Agreement or (z) result in a breach of any covenant, representation or warranty or other obligation or agreement of such Shareholder contained in this Agreement.

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The obligations of each Shareholder specified in this Section 1 shall apply whether or not the Business Combination or any action described above is recommended by the board of directors of the Company or the board of directors of the Company has previously recommended the Business Combination but changed such recommendation.

2.             No Inconsistent Agreements. Each Shareholder hereby covenants and agrees that such Shareholder shall not (i) enter into any voting agreement or voting trust with respect to any of such Shareholder’s Covered Shares that is inconsistent with such Shareholder’s obligations pursuant to this Agreement, (ii) grant a proxy or power of attorney with respect to any of such Shareholder’s Covered Shares that is inconsistent with such Shareholder’s obligations pursuant to this Agreement, or (iii) enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

3.             Termination. This Agreement shall terminate upon the earliest of (i) the Effective Time, (ii) the termination of the Business Combination Agreement in accordance with its terms and (iii) the time this Agreement is terminated upon the mutual written agreement of the Company, SPAC and the Shareholder (the earliest such date under clause (i), (ii) and (iii) being referred to herein as the “Termination Date”) and the representations, warranties, covenants and agreements contained in this Agreement and in any certificate or other writing delivered pursuant hereto shall not survive the Closing or the termination of this Agreement; provided, that the provisions set forth in Sections 11 through 22 shall survive the termination of this Agreement.

4.             Termination of Investment Agreements. Each Shareholder hereby acknowledges and agrees that, with effect from the Effective Time, the following agreements shall automatically terminate without any further action on the part of the parties thereto pursuant to their respective terms and will be of no further force or effect: (i) that certain Second Amended and Restated Investors’ Rights Agreement, dated as of September 24, 2020, by and among the Company and the Investors (as defined therein) (the “Investors’ Rights Agreement”); (ii) that certain Second Amended and Restated Voting Agreement, dated as of September 24, 2020, by and among the Company and the Shareholders (as defined therein) (the “Voting Agreement”); and (iii) that certain Second Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of September 24, 2020, by and among the Company, the Key Holders (as defined therein) and the Investors (as defined therein) (the “ROFR Agreement” and, together with the Investors’ Rights Agreement and the Voting Agreement, the “Investment Agreements”).

5.             Representations and Warranties of the Shareholders. Each Shareholder hereby represents and warrants (severally, and not jointly, as to itself only) to SPAC as follows:

(a)            Except as disclosed on Schedule 2 hereto, such Shareholder is the sole beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good, valid and marketable title to or has a valid proxy to vote such Shareholder’s Covered Shares, free and clear of any Liens (other than as created by this Agreement or the Organizational Documents of the Company (including, for the purposes hereof, the Fifth Amended and Restated Memorandum and Articles of Association of the Company and any agreements between or among shareholders of the Company)). As of the date hereof, other than the Owned Shares set forth opposite such Shareholder’s name on Schedule 1, such Shareholder does not own beneficially or of record any Company Ordinary Shares or Company Preferred Shares (or any securities convertible into Company Ordinary Shares or Company Preferred Shares) or any interest therein.

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(b)            Such Shareholder, in each case except as provided in this Agreement, the Investment Agreements or the Organizational Documents of the Company, (i) has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein whether by ownership or by proxy, in each case, with respect to such Shareholder’s Covered Shares, (ii) has not entered into any voting agreement or voting trust, and has no knowledge and is not aware of any such voting agreement or voting trust in effect with respect to any of such Shareholder’s Covered Shares that is inconsistent with such Shareholder’s obligations pursuant to this Agreement, (iii) has not granted a proxy or power of attorney with respect to any of such Shareholder’s Covered Shares that is inconsistent with such Shareholder’s obligations pursuant to this Agreement, and has no knowledge and is not aware of any such proxy or power of attorney in effect, and (iv) has not entered into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement, and has no knowledge and is not aware of any such agreement or undertaking.

(c)            Such Shareholder affirms that (i) if the Shareholder is a natural person, he or she has all the requisite power and authority and has taken all action necessary in order to execute and deliver this Agreement, to perform his or her obligations hereunder and to consummate the transaction contemplated hereby, and (ii) if the Shareholder is not a natural person, (A) is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of the jurisdiction of its organization, and (B) has all requisite corporate or other power and authority and has taken all corporate or other action necessary in order to, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Shareholder and, subject to the due execution and delivery of this Agreement by each other Party hereto, constitutes a legally valid and binding agreement of such Shareholder enforceable against the Shareholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws or other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies).

(d)            Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act, no filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by such Shareholder from, or to be given by such Shareholder to, or be made by such Shareholder with, any Governmental Authority in connection with the execution, delivery and performance by such Shareholder of this Agreement, the consummation of the transactions contemplated hereby or the Business Combination or the other transactions contemplated by the Business Combination Agreement.

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(e)            The execution, delivery and performance of this Agreement by such Shareholder does not, and the consummation of the transactions contemplated hereby and the Business Combination and the other transactions contemplated by the Business Combination Agreement will not, constitute or result in (i) a breach or violation of, or a default under, the Organizational Documents of such Shareholder (if such Shareholder is not a natural person), (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, modification or acceleration of any obligations under or the creation of a Lien on any of the properties, rights or assets of such Shareholder pursuant to any Contract binding upon such Shareholder or, assuming (solely with respect to performance of this Agreement and the transactions contemplated hereby), compliance with the matters referred to in Section 5(d), under any applicable Law to which such Shareholder is subject or (iii) any change in the rights or obligations of any party under any Contract legally binding upon such Shareholder, except, in the case of clause (ii) or (iii) directly above, for any such breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair such Shareholder’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby, the consummation of the Business Combination or the other transactions contemplated by the Business Combination Agreement.

(f)            As of the date of this Agreement, there is no action, proceeding or investigation pending against such Shareholder or, to the knowledge of such Shareholder, threatened against such Shareholder that, in any manner, questions the beneficial or record ownership of the Shareholder’s Covered Shares or the validity of this Agreement, or challenges or seeks to prevent, enjoin or materially delay the performance by such Shareholder of its obligations under this Agreement.

(g)            The Shareholder is a sophisticated shareholder and has adequate information concerning the business and financial condition of SPAC and the Company to make an informed decision regarding this Agreement and the other transactions contemplated by the Business Combination Agreement and has independently, based on such information as the Shareholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. The Shareholder acknowledges that SPAC and the Company have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. The Shareholder acknowledges that the agreements contained herein with respect to the Covered Shares held by the Shareholder are irrevocable.

(h)            Such Shareholder understands and acknowledges that SPAC is entering into the Business Combination Agreement in reliance upon such Shareholder’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of such Shareholder contained herein.

(i)            No investment banker, broker, finder or other intermediary is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission for which SPAC or the Company is or could be liable in connection with the Business Combination Agreement or this Agreement or any of the respective transactions contemplated hereby or thereby, in each case based upon arrangements made by such Shareholder in his, her or its capacity as a shareholder or, to the knowledge of such Shareholder, on behalf of such Shareholder in his, her or its capacity as a shareholder.

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6.             Certain Covenants of the Shareholders. Except in accordance with the terms of this Agreement, each Shareholder hereby covenants and agrees as follows:

(a)            No Solicitation. Subject to Section 9 hereof, prior to the Termination Date, the Shareholder shall not, and, to the extent applicable, shall cause its Affiliates and subsidiaries not to, and shall use its reasonable best efforts to cause its and their respective representatives not to, directly or indirectly, (i) initiate, solicit or knowingly encourage or knowingly facilitate any inquiries or requests for information with respect to, or the making of, any inquiry regarding, or any proposal or offer that constitutes, or could reasonably be expected to result in or lead to, any Acquisition Proposal, (ii) engage in, continue or otherwise participate in any negotiations or discussions concerning, or provide access to its properties, books and records or any confidential information or data to, any Person relating to any proposal, offer, inquiry or request for information that constitutes, or could reasonably be expected to result in or lead to, any Acquisition Proposal, (iii) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Acquisition Proposal, (iv) execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, confidentiality agreement, merger agreement, acquisition agreement, exchange agreement, joint venture agreement, partnership agreement, option agreement or other similar agreement for or relating to any Acquisition Proposal or (v) resolve or agree to do any of the foregoing.

Notwithstanding anything in this Agreement to the contrary, (i) such Shareholder shall not be responsible for the actions of the Company or the Board of Directors of the Company (or any committee thereof), any subsidiary of the Company, or any officers, directors (in their capacity as such), employees and professional advisors of any of the foregoing (collectively, the “Company Related Parties”), (ii) such Shareholder makes no representations or warranties with respect to the actions of any of the Company Related Parties, and (iii) any breach by the Company of its obligations under Section 6.6 of the Business Combination Agreement shall not be considered a breach of this Section 6(a) (it being understood that, for the avoidance of doubt, such Shareholder or his, her or its representatives (other than any such representative that is a Company Related Party) shall remain responsible for any breach by such Shareholder or his, her or its representatives of this Section 6(a)).

(b)            Each Shareholder shall not, prior to the Termination Date, (except in each case pursuant to the Business Combination Agreement), (i) directly or indirectly, (a) sell, transfer, pledge, encumber, assign, hedge, swap, convert or otherwise dispose of (including by Business Combination (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of Law or otherwise), either voluntarily or involuntarily (collectively, “Transfer”), or (b) enter into any Contract or option with respect to the Transfer of, any of such Shareholder’s Covered Shares, or (ii) publicly announce any intention to effect any transaction specified in clauses (a) or (b), or (iii) take any action that would make any representation or warranty of such Shareholder contained herein untrue or incorrect or have the effect of preventing or disabling such Shareholder from performing its obligations under this Agreement; provided, however, that nothing herein shall prohibit a Transfer to an Affiliate of the Shareholder or to another Shareholder of the Company that becomes a party to this Agreement and bound by the terms and obligations hereof (a “Permitted Transfer”); provided, further, that any Permitted Transfer shall be permitted only if, as a precondition to such Transfer, the transferee agrees in writing, reasonably satisfactory in form and substance to SPAC, to assume all of the obligations of the Shareholder under, and be bound by all of the terms of, this Agreement; provided, further, that any Transfer permitted under this Section 6(b) shall not relieve the Shareholder of its obligations under this Agreement. Any Transfer in violation of this Section 6(b) with respect to the Shareholder’s Covered Shares shall be null and void.

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(c)            Each Shareholder hereby authorizes the Company to maintain a copy of this Agreement at either the executive office or the registered office of the Company.

7.             Conversion of Company Preferred Shares. Each Shareholder holding Company Preferred Shares hereby consents (for itself, for its successors, heirs and assigns) in accordance with Schedule A, Section 3.2 of the Fifth Amended and Restated Memorandum and Articles of Association of the Company, to the conversion, effective as of immediately prior to the Closing on the Closing Date, of all the Company Preferred Shares owned by such Shareholder into Company Ordinary Shares at the Conversion Rate (as defined in the Fifth Amended and Restated Memorandum and Articles of Association of the Company) of each Company Preferred Share into Company Ordinary Share of one-for-one (the “Pre-Closing Conversion”). The consent specified in this Section 7 shall be applicable only in connection with the transactions contemplated by the Business Combination Agreement and this Agreement and shall be void and of no force and effect if the Business Combination Agreement shall be terminated for any reason whatsoever.

8.             Share Split. Each Shareholder hereby consents (for itself, for its successors, heirs and assigns) to a share split, effective immediately after the Pre-Closing Conversion, of each Company Ordinary Share that is issued and outstanding immediately after the Pre-Closing Conversion to be converted into a number of Company Class B Ordinary Shares equal to the Exchange Ratio (the “Share Split”); provided, that no fraction of a Company Class B Ordinary Share will be issued by virtue of the Share Split, and each Shareholder that would otherwise be so entitled to a fraction of a Company Class B Ordinary Share (after aggregating all fractional Company Class B Ordinary Shares that otherwise would be received by such Shareholder pursuant to the Share Split) shall instead be entitled to receive such number of Company Class B Ordinary Shares to which such Shareholder would otherwise be entitled, rounded to the nearest whole Company Class B Ordinary Share. The consent specified in this Section 8 shall be applicable only in connection with the transactions contemplated by the Business Combination Agreement and this Agreement and shall be void and of no force and effect if the Business Combination Agreement shall be terminated for any reason whatsoever.

9.             Further Assurances. From time to time, at SPAC’s request and without further consideration, each Shareholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or reasonably requested to effect the actions and consummate the transactions contemplated by the Business Combination Agreement and this Agreement. Each Shareholder further agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any action or claim, derivative or otherwise, against SPAC, SPAC’s Affiliates, the Sponsor, the Company or any of their respective successors and assigns relating to the negotiation, execution or delivery of this Agreement, the Business Combination Agreement or the consummation of the transactions contemplated hereby and thereby.

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10.            Disclosure. Such Shareholder hereby authorizes the Company and SPAC to publish and disclose in any announcement or disclosure required by the SEC such Shareholder’s identity and ownership of the Covered Shares and the nature of such Shareholder’s obligations under this Agreement.

11.            Changes in Capital Shares. In the event (i) of a share split, including pursuant to Section 8 of this Agreement, share dividend or distribution, or any change in Company Ordinary Shares or Company Preferred Shares by reason of any split-up, reverse share split, recapitalization, combination, reclassification, exchange of shares or the like, (ii) the Shareholder purchases or otherwise acquires beneficial ownership of any Company Ordinary Shares or Company Preferred Shares or (iii) the Shareholder acquires the right to vote or share in the voting of any Company Ordinary Shares or Company Preferred Shares, the terms “Owned Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such share dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

12.            Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed by SPAC, SPAC Merger Sub, the Company and the applicable Shareholder.

13.            Waiver. No failure or delay by any party hereto exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Parties hereto hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a Party hereto to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such Party.

14.            Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by email (with confirmation of receipt) or sent by a nationally recognized overnight courier service, such as FedEx, to the Parties hereto at the following addresses (or at such other address for a Party as shall be specified by like notice made pursuant to this Section 14):

if to the Shareholder, to the address or email address set forth opposite such Shareholder’s name on Schedule 1, or in the absence of such address or email address being set forth on Schedule 1, the address (including email) set forth in the Company’s books and records.

if to the Company, to it at:

Apollomics Inc.

989 E. Hillsdale Blvd., Suite 220

Foster City, CA 94404

Attn: Brianna MacDonald, Senior Vice President, Legal & General Counsel

Email: brianna.macdonald@apollomicsinc.com

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with a copy (which shall not constitute notice) to:

White & Case LLP

1221 Avenue of the Americas

New York, NY 10020

Attn:     James Hu

Email:     james.hu@whitecase.com

and

White & Case LLP

555 South Flower Street, Suite 2700

Los Angeles, CA 90071

Attn: Daniel Nussen

Email: daniel.nussen@whitecase.com

if to SPAC, to it at:

Maxpro Capital Acquisition Corp.

5/F-4, No. 89

Songren Road, Xinyi District

Taipei City, Taiwan (R.O.C.) 11073

Attn:    Chen, Hong - Jung (Moses)

Email:   m.chen@maxproventures.com

with a copy (which shall not constitute notice) to:

Nelson Mullins Riley & Scarborough LLP

101 Constitution Avenue, NW, Suite 900

Washington, D.C. 20001

Attn:    Andrew M. Tucker, Esq.

Email:   andy.tucker@nelsonmullins.com

15.            No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in SPAC any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares of the Shareholder. All rights, ownership and economic benefits of and relating to the Covered Shares of the Shareholder shall remain vested in and belong to the Shareholder, and SPAC shall have no authority to direct the Shareholder in the voting or disposition of any of the Shareholder’s Covered Shares, except as otherwise provided herein.

16.            Entire Agreement; Time of Effectiveness. This Agreement and the Business Combination Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof and thereof. This Agreement shall not be effective or binding upon the Shareholder until after such time as the Business Combination Agreement is executed and delivered by the Company and SPAC.

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17.            No Third-Party Beneficiaries. The Shareholder hereby agrees that its representations, warranties and covenants set forth herein are solely for the benefit of SPAC in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein, and the parties hereto hereby further agree that this Agreement may only be enforced against, and any Action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the Persons expressly named as parties hereto.

18.            Waiver and Release. Effective immediately upon the Closing, the Shareholder, on behalf of itself and its Affiliates and their respective representatives, and each of their respective successors and assigns (each a “Shareholder Releasor”), hereby irrevocably releases, waives, acquits and forever discharges, to the fullest extent permitted by Law, the Company and each of its respective present and future subsidiaries, Affiliates, representatives, direct and indirect equity holders, officers, directors and employees (each, a “Releasee”) of, from and against any and all proceedings, rights, and causes of action arising out of (i) the Shareholder’s direct or indirect ownership of equity interests in the Company or the Shareholder’s capacity as an equityholder of the Company, in each case, on or prior to the Closing, including any right with respect to redemption pursuant to Schedule A, Section 7 of the Fifth Amended and Restated Memorandum and Articles of Association of the Company, whether or not such right has been exercised, including any right with respect to any payment following the exercise of the redemption right by such Shareholder and (ii) the management or operation of the businesses of the Company relating to any matter, occurrence, action or activity on, or prior to, the Closing Date (collectively, “Shareholder Claims”); provided, that nothing contained in this paragraph shall extend to any claims, rights, proceedings, liabilities, obligations, causes of action or losses in connection with (i) Article 124 of the Fifth Amended and Restated Memorandum and Articles of Association of the Company, (ii) any representations, warranties, obligations, covenants, agreements and liabilities under this Agreement or any other agreement entered into in connection with the Business Combination Agreement which survives the Closing and any obligations to make any payment to the Shareholder under such agreements and (iii) any employment agreement for individuals continuing to be employed by the Company Surviving Subsidiary or any of its Subsidiaries following the Closing, or any rights to compensation that the Shareholder (who is a natural person) may be entitled to under employment or other service agreements entered into (or compensation or benefit plans, programs or policies of) with any Target Company in the ordinary course of business. Each Shareholder Releasor shall not, and shall cause its equity holders, subsidiaries, Affiliates and representatives, and each of their respective successors and assigns, not to, assert any Shareholder Claim against any of the Releasees that is released pursuant to this section. Notwithstanding the foregoing, no Shareholder Releasor releases any of its express rights under the Business Combination Agreement or any other Ancillary Document. This release is intended to be a complete and general release with respect to the Shareholder Claims, and specifically includes claims that are known, unknown, fixed, contingent or conditional arising on or prior to the Closing.

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Subject to the reservation of rights and the limitation of the scope of the claims released hereunder, each of the Shareholder Releasors for itself and for its respective subsidiaries, Affiliates, representatives, direct and indirect equityholders, parent companies, managers, officers and directors, and each of their respective successors and assigns, expressly acknowledges that with respect to the release of known or unknown Shareholder Claims, each Shareholder Releasor is aware that it may hereafter discover facts in addition to or different from those which it now knows or believes to be true with respect to the subject matter in this section, and the releases herein are binding and effective notwithstanding the discovery or existence of any such additional or different facts.

Each Shareholder Releasor expressly waives and relinquishes any and all claims, rights or benefits that it may have under California Civil Code Section 1542, and any similar provision in any other jurisdiction, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Each Shareholder Releasor acknowledges and agrees that California Civil Code Section 1542, and any similar provision in any other jurisdiction, if they exist, are designed to protect a party from waiving claims which it does not know exist or may exist. Nonetheless, each Shareholder Releasor agrees that the waiver of California Civil Code Section 1542 and any similar provision in any other jurisdiction is a material portion of the releases intended in this section, and it therefore intends to waive all protection provided by California Civil Code Section 1542 and any other similar provision in any other jurisdiction.

EACH SHAREHOLDER RELEASOR FURTHER ACKNOWLEDGES AND AGREES THAT IT IS AWARE THAT IT MAY HEREAFTER DISCOVER CLAIMS OR FACTS IN ADDITION TO OR DIFFERENT FROM THOSE IT NOW KNOWS OR BELIEVES TO BE TRUE WITH RESPECT TO THE MATTERS RELEASED HEREIN. NEVERTHELESS, IT INTENDS TO FULLY, FINALLY AND FOREVER RELEASE ALL SUCH MATTERS, AND ALL CLAIMS RELATIVE THERETO, WHICH DO NOW EXIST, MAY EXIST, OR HERETOFORE HAVE EXISTED BETWEEN SUCH PARTY, ON THE ONE HAND, AND THE TARGET COMPANIES, ON THE OTHER HAND, IN ACCORDANCE WITH THE PROVISIONS IN THIS SECTION. IN FURTHERANCE OF SUCH INTENTION, THE RELEASES GIVEN HEREIN SHALL BE AND REMAIN IN EFFECT AS FULL AND COMPLETE GENERAL RELEASES OF ALL SUCH MATTERS, NOTWITHSTANDING THE DISCOVERY OR EXISTENCE OF ANY ADDITIONAL OR DIFFERENT CLAIMS OR FACTS RELATIVE THERETO.

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19.            Governing Law and Venue; Service of Process; Waiver of Jury Trial.

(a)            This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflicts of laws to the extent such principles or rules are not mandatorily applicable and would require or permit the application of the Laws of another jurisdiction other than the State of Delaware, except that to the extent that the Laws of the State of California are required to apply in order to make the provisions set forth in Section 18 valid and enforceable, the Laws of the State of California (without conflicts of law principles) will apply.

(b)            In addition, each of the parties (i) consents to submit itself, and hereby submits itself, to the personal jurisdiction of the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction, any state or federal court located in the State of Delaware having subject matter jurisdiction, in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and agrees not to plead or claim any objection to the laying of venue in any such court or that any judicial proceeding in any such court has been brought in an inconvenient forum, (iii) shall not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction, any state or federal court located in the State of Delaware having subject matter jurisdiction, and (iv) consents to service of process being made through the notice procedures set forth in Section 14.

(c)            EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, INTENTIONALLY, VOLUNTARILY AND IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

20.            Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall (a) be assigned by any of the Shareholders in whole or in part (whether by operation of Law or otherwise) without the prior written consent of SPAC and the Company or (b) be assigned by SPAC or the Company in whole or in part (whether by operation of law or otherwise) without the prior written consent of (i) the Company or SPAC, respectively, and (ii) the applicable Shareholder. Any such assignment without such consent shall be null and void. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

21.            Enforcement. The rights and remedies of the parties shall be cumulative with and not exclusive of any other remedy conferred hereby. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, including each Shareholder’s obligations to vote its Covered Shares as provided in this Agreement, in the Court of Chancery of the State of Delaware or, if under applicable law exclusive jurisdiction over such matter is vested in the federal courts, any state or federal court located in the State of Delaware, without proof of actual damages or otherwise (and each Party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity.

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22.            Severability. If any term or other provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms and provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, so long as the economic and legal substance of the transactions contemplated hereby, taken as a whole, are not affected in a manner materially adverse to any Party hereto. Upon such a determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

23.           Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, it being understood that each Party need not sign the same counterpart. This Agreement shall become effective when each Party shall have received a counterpart hereof signed by all of the other parties. Signatures delivered electronically or by facsimile shall be deemed to be original signatures.

24.           Interpretation and Construction. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. References to Sections are to Sections of this Agreement unless otherwise specified. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. The definitions contained in this Agreement are applicable to the masculine as well as to the feminine and neuter genders of such term. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute and to any rules or regulations promulgated thereunder. References to any person include the successors and permitted assigns of that person. References from or through any date mean, unless otherwise specified, from and including such date or through and including such date, respectively. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

25.           Capacity as a Shareholder or Proxy holder. Notwithstanding anything herein to the contrary, the Shareholder or proxy holder signs this Agreement solely in the Shareholder’s or Proxy holder’s capacity as a shareholder or proxy holder of the Company, and not in any other capacity and this Agreement shall not limit, prevent or otherwise affect the actions of the Shareholder, proxy holder or any Affiliate, employee or designee of the Shareholder or proxyholder, or any of their respective Affiliates in his or her capacity, if applicable, as an officer or director of the Company (or any Subsidiary of the Company) or any other Person, including in the exercise of his or her fiduciary duties as a director or officer of the Company or any Subsidiary of the Company. No Shareholder shall be liable or responsible for any breach, default, or violation of any representation, warranty, covenant or agreement by any other Shareholder that is also a Party hereto and each Shareholder shall solely be required to perform its obligations hereunder in its individual capacity.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

MAXPRO CAPITAL ACQUISITION CORP.

By:	/s/ Hong - Jung (Moses) Chen
Name: Hong - Jung (Moses) Chen
Title: Chief Executive Officer

ALPHA INTELLIGENCE ENTERPRISES LIMITED

By:	/s/ Jiang Rongfeng
Name: Jiang Rongeng
Title: Director

BANYAN PACIFIC BIOMEDICAL INVESTMENT HOLDINGS LIMITED (FORMERLY KNOWN AS CHUNG WAI BIOTECH & HEALTHCARE HOLDINGS LIMITED)

By:	/s Man Yeung
Name: Man Yeung
Title: Director

BING ZHU

/s/ Bing Zhu

CSF JACKSON LIMITED

By:	/s/ Andrew Lo
Name: Andrew Lo
Title: Director

DAVID YU 2016 TRUST

By:	/s/ David Yu
Name: David Yu
Title: Trustee

GORTUNE ZEUS LIMITED

By:	/s/ Wang Quan
Name: Wang Quan
Title: Director

GUO-LIANG YU

/s/ Guo-Liang Yu

GUO-LIANG YU AND YINGFEI WEI TRUST

By:	/s/ Guo-Liang Yu, Yingfei Wei
Name: Guo-Liang Yu, Yingfei Wei
Title: Trustees

JFF Capital I L.P.

By:	/s/ Jiangwei Liu
Name: Jiangwei Liu
Title: Director

JIGANG HU

/s/ Jigang Hu

JOHN LIM CHEN

/s/ John Lim Chen

KCROWN HOLDINGS LIMITED

By:	/s/ Xiaoye Wang
Name: Xiaoye Wang
Title: Director

KEVIN YU 2016 TRUST

By:	/s/ Kevin Yu
Name: Kevin Yu
Title: Trustee

OCEANPINE INVESTMENT FUND II LP

By:	/s/ 寿柏年
Name: 寿柏年
Title: Director

ORBIMED ASIA PARTNERS, L.P.

By: OrbiMed Asia GP, L.P.,
its General Partner

By: OrbiMed Advisors Limited,
its General Partner

By:	/s/ David Guowei Wang
Name: David Guowei Wang
Title: Partner

ORBIMED ASIA PARTNERS II, L.P.

By: OrbiMed Asia GP II, L.P.,
its General Partner

By: OrbiMed Advisors II Limited,
its General Partner

By:	/s/ David Guowei Wang
Name: David Guowei Wang
Title: Partner

PARADISE GLORY INTERNATIONAL LIMITED

By:	/s/ Jiangwei Liu
Name: Jiangwei Liu
Title: Director

PATRICIA WAY LEE

/s/ Patricia Way Lee

PERFECT BEAUTY ENTERPRISE LIMITED

By:	/s/ 孙斯薇
Name: 孙斯薇
Title: Chairman

PROFITWISE LIMITED

By:	/s/ 寿柏年
Name: 寿柏年
Title: Director

QIMING VENTURE PARTNERS, L.P., a Cayman Islands exempted limited partnership

By: QIMING GP, L.P., a Cayman Island exempted limited partnership
Its: General Partner

By: QIMING CORPORATE GP, LTD., a Cayman Islands exempted company
Its: General Partner

By:	/s/ Robert Headley
Name: Robert Headley
Title: Authorized Signatory

SHANGHAI CHONGMAO INVESTMENT CENTER LP

By:	/s/ 孙晨阳
Name: 孙晨阳
Title: Director

SVE CAPITAL, LLC.

By:	/s/ Lihua Jin
Name: Lihua Jin
Title: Managing Partner

THE REDKAR FAMILY REVOCABLE TRUST

By:	/s/ Sanjeev Redkar
Name: Sanjeev Redkar
Title: Trustee

WEALTH STRATEGY HOLDING LIMITED

By:	/s/ Kung Hung Ka
Name: Kung Hung Ka
Title: Director

YU JULIA ZHEN

/s/ Yu Julia Zhen

YULING LI

/s/ Yuling Li

APOLLOMICS INC.

By:	/s/ Guo-Liang Yu
Name: Guo-Liang Yu
Title: Chief Executive Officer